UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 18, 2014

SPORT CHALET, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20736	95-4390071
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sport Chalet Drive, La Cañada, CA 91011

(Address of principal executive offices) (Zip Code)

(818) 949-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 19, 2014, Sport Chalet, Inc., a Delaware corporation (the “Company”), as borrower, entered into a Third Amended and Restated Loan and Security Agreement (the “Loan and Security Agreement”), by and among Bob’s Stores, LLC (“Bob’s”), Eastern Mountain Sports, Inc. (“EMS”), the Company, Sport Chalet Value Services, LLC (“Value Services”), Sport Chalet Team Sales, Inc. (“Team Sales”) and EMS Operating Company, LLC (“EMS OpCo”, and, together with Bob’s, EMS, the Company, Value Services and Team Sales, the “Borrowers”), Vestis Retail Financing, LLC (“Vestis Financing”), Vestis Retail Group, LLC (“Vestis”), EMS Acquisition LLC (“EMS Acquisition”) and Vestis IP Holdings, LLC (“IP Holdings”, and, together with Vestis Financing, Vestis Group and EMS Acquisition, the “Guarantors”), the lenders party thereto, Wells Fargo Capital Finance, LLC, as administrative agent and Bank of America, N.A., as documentation agent. As described below, the Company entered into a Merger Agreement (as defined below) with Vestis, which is a wholly owned subsidiary of Vestis Financing. The Borrowers, Vestis, EMS Acquisition and IP Holdings are, directly or indirectly, wholly owned subsidiaries of Vestis Financing. Value Services and Team Sales are wholly owned subsidiaries of the Company.

The Loan and Security Agreement is a secured asset-based revolving credit facility (the “Facility”) with aggregate commitments of $180,000,000 as of August 19, 2014 and a maturity date of August 19, 2019. The Loan and Security Agreement has customary representations, warranties, affirmative and negative covenants and events of default for facilities of this type. The Facility is guaranteed by the Guarantors.

Item 1.02	Termination of a Material Definitive Agreement

Concurrently with entering into the Loan and Security Agreement, the Company terminated the (i) Second Amended and Restated Loan and Security Agreement, dated as of October 18, 2010, among the Company, Value Services, Team Sales, certain financial institutions, as lenders thereunder, and Bank of America, N.A., as Agent; (ii) Term Loan and Security Agreement, dated as of June 27, 2014, with Crystal Financial SBIC LP, as agent for the lenders party thereto; (iii) Secured Continuing Guaranty, dated as of June 27, 2014, by Value Services and the Company in favor of Crystal Financial SBIC LP; (iv) Security Agreement, dated as of June 27, 2014, between Team Sales and Crystal Financial SBIC LP, as Agent; (v) Security Agreement, dated as of June 27, 2014, between Value Services and Crystal Financial SBIC LP, as Agent; (vi) Trademark Security Agreement, dated as of June 27, 2014, between the Company and Crystal Financial SBIC LP; (vii) Pledge Agreement, dated as of June 27, 2014, between the Company and Crystal Financial SBIC LP, as Agent; and (viii) Intercreditor Agreement, dated as of June 27, 2014, between Bank of America, N.A. and Crystal Financial SBIC LP.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, on June 30, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vestis and Everest Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Vestis (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub offered to purchase all outstanding shares of the Company’s Class A Common Stock, $0.01 par value per share (the “Class A Shares”), and the Company’s Class B Common Stock, $0.01 par value per share (the “Class B Shares” and, together with the Class A Shares, the “Shares”), at a price of $1.20 per Share, net to the holder thereof in cash, without interest, less any required withholding taxes (subject to the potential adjustments described in the Merger Agreement, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, filed by Vestis and Merger Sub on July 3, 2014 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, each as amended or supplemented, constitute the “Offer”).

Following the expiration of the offering period of the Offer at 12:00 midnight, New York City time, at the end of August 15, 2014, Merger Sub accepted for payment 4,178,979 Class A Shares and 1,455,923 Class B Shares which, together with shares Vestis and Merger Sub acquired pursuant to the stock purchase agreement (the “Stock Purchase Agreement”) entered into with the Company’s founding family (the “Olberz Family”) on June 30, 2014 (as previously disclosed), represents approximately 94.7% of the outstanding Class A Shares and 89.0% of the outstanding Class B Shares.

Pursuant to the Merger Agreement, Merger Sub exercised the “top-up” option to acquire an additional 173,500 newly issued Class B Shares from the Company on August 18, 2014 at a price per share equal to the $1.20 per Share Offer Price, following which Merger Sub held more than 90% of the outstanding Class A Shares and more than 90% of the outstanding Class B Shares. Pursuant to the terms and conditions of the Merger Agreement, Merger Sub was merged with and into the Company (the “Merger”) on August 19, 2014 in accordance with applicable provisions of Delaware law that authorize the completion of the Merger without a vote or meeting of stockholders of the Company. In connection with the Merger, each outstanding Share not tendered in the Offer (other than (i) Shares owned by Vestis, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective direct or indirect subsidiaries or affiliates and (ii) Shares owned by Company stockholders who properly exercise appraisal rights under Delaware law) was converted into the right to receive the Offer Price in cash, without interest thereon and less any applicable withholding taxes. Under the terms of the Merger Agreement, Vestis and Merger Sub completed the Offer and the Merger for $1.20 per Share for the outstanding Shares. Merger Sub funded the total payments required to complete the Offer and the Merger with cash on hand at Vestis. Following the consummation of the Merger, the Company continued as the surviving corporation and became a wholly owned subsidiary of Vestis.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 30, 2014, and which is incorporated herein by reference, and Amendment No. 1 to the Merger Agreement, a copy of which was included as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 4, 2014, and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in Item 2.01, above, of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On August 19, 2014, in connection with the Merger, the Company notified the Nasdaq Stock Market (“NASDAQ”) of its intent to remove the Shares from listing on NASDAQ and requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 2.01, above, of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Pursuant to the Merger Agreement, Merger Sub exercised the “top-up” option to acquire an additional 173,500 newly issued Class B Shares from the Company on August 18, 2014 at a price per share equal to the $1.20 per Share Offer Price. The aggregate purchase price for such Class B Shares was paid by Merger Sub to the Company through a cash payment of $1,735 and the issuance of a promissory note in the principal amount of $206,465. The issuance of such Class B Shares was not registered under the Securities Act of 1933 in reliance upon an exemption thereunder for transactions not involving a public offering pursuant to Section 4(a)(2) of such Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 3.01, above, and Item 5.03 below of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time and not tendered pursuant to the Offer (other than (i) Shares owned by Vestis, Merger Sub or the Company (as treasury stock or otherwise) or any of their respective direct or indirect subsidiaries or affiliates and (ii) Shares owned by Company stockholders who properly exercise appraisal rights under Delaware law) was cancelled and automatically converted into the right to receive an amount in cash equal to the Offer Price, net to the seller in cash, without interest thereon and less any applicable withholding taxes.

Item 5.01	Changes in Control of Registrant.

The information set forth in Items 2.01, 3.01, 3.02 and 3.03, above, and Items 5.02 and 5.03, below of this Current Report on Form 8-K is incorporated herein by reference. As a result of the acceptance of Shares in the Offer, a change in control of the Company has occurred.

The total amount of funds required by Merger Sub to purchase the Shares in the Offer and Shares from the Olberz Family and to provide funding for the acquisition of Shares in the Merger, was approximately $13.6 million, plus related fees and expenses. Merger Sub obtained the funds from Vestis, its parent company. Vestis obtained the funds through contributions from its affiliated funds Versa Capital Fund II, L.P. and Versa Capital Fund II-A, L.P.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time, Craig L. Levra, John R. Attwood, Miki R. Berardelli, Donald J. Howard, Rachel C. Glaser, Randall G. Scoville, and Kevin J. Ventrudo resigned as members of the Company’s Board of Directors and Paul Halpern, Raymond C. French, and William R. Quinn, the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company.

In addition, in accordance with the terms of the Merger Agreement and effective as of the Effective Time, Craig L. Levra retained his position as Chief Executive Officer of the Company and Mark Walsh and Keith Spirgel became the President and Chief Financial Officer, respectively, of the Company.

Information about Messrs. Halpern, French, Quinn, and Walsh is contained in the Offer to Purchase, filed as Exhibit (A)(1)(a) to the Tender Offer Statement on Schedule TO originally filed by Vestis and Merger Sub with the SEC on July 3, 2014, which information is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety to read identically to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and the bylaws of Merger Sub as in effect immediately prior to the Effective Time became the bylaws of the Company, except that in each case the name of the Company set forth therein was changed to “Sport Chalet, Inc.” The certificate of incorporation and the bylaws of the Company as so amended are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 30, 2014, by and among Sport Chalet, Inc., Vestis Retail Group, LLC and Everest Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Sport Chalet, Inc.’s Current Report on Form 8-K, filed with the SEC on June 30, 2014)

2.2	Amendment No. 1, dated as of August 3, 2014, to Agreement and Plan of Merger, dated as of June 30, 2014, by and among Sport Chalet, Inc., Vestis Retail Group, LLC and Everest Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Sport Chalet, Inc.’s Current Report on Form 8-K, filed with the SEC on August 4, 2014)

3.1	Certificate of Incorporation of Sport Chalet, Inc.

3.2	Bylaws of Sport Chalet, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 19, 2014	SPORT CHALET, INC.

	By	/s/ Craig L. Levra
Chief Executive Officer